                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 31, 2002

                     B.F. Saul Real Estate Investment Trust
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             (Exact name of registrant as specified in its charter)

          Maryland                      1-7184                  52-6053341
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(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                   Identification Number)

     7501 Wisconsin Avenue, Bethesda, Maryland                   20814
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      (Address of Principal Executive Offices)                 (Zip Code)

                                 (301) 986-6000
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 5.       Other Events.

The consolidated financial statements of B.F. Saul Real Estate Investment Trust
(the "Trust") and its subsidiaries include the accounts of the Trust's banking subsidiary (the "Bank"). As a result of the Bank's internal accounting review, the Bank determined that its net income had been inadvertently overstated in prior periods due to certain accounting errors involving valuation of interest-only strips receivable related to the Bank's automobile loan securitizations. The overstatements reflect timing differences in the recognition of income. Consequently, in future periods, the amount of servicing and securitization income recognized by the Bank will be higher than if the errors had not been detected.

As a result, after consultation and concurrence with its outside auditor, the
Trust will restate its financial results for the fiscal years ended September
30, 2000 and 2001, as well as the first quarter of fiscal 2002 - the three months ended December 31, 2001. The restatements reduce net income by approximately $3.6 million from $22.4 million to $18.8 million for fiscal 2000, and approximately $8.7 million from $43.7 million to $35.0 million for fiscal
2001. In addition, the restatements reduce net income by approximately $2.0 million from $6.2 million to $4.2 million for the three months ended December
31, 2001. Net income attributable to the second quarter of 2002 covering the three months ended March 31, 2002, previously reported as $8.7 million was understated by approximately $0.7 million as a result of such errors. Management is currently evaluating the most appropriate way in which to reflect the adjustment for the second quarter in the financial statements.

The Trust intends to amend its Form 10-K for fiscal years 2000 and 2001, and its
Form 10-Q for the fiscal quarter ended December 31, 2001, and refile such documents with the Securities and Exchange Commission as promptly as possible.
As a result of the Trust's recent change in independent auditors, the restatements will require the Trust's new auditors to audit the Trust's financial statements for fiscal years 2000 and 2001, and thus, the Trust may not be in a position to make the amended filings until September 2002.

Management of the Trust does not believe that these accounting adjustments will have any adverse impact upon the Trust's operations. In particular, the restatements will not have any adverse impact on the ability of the Bank to make tax sharing and dividend payments to the Trust or on the ability of the Trust to meet its scheduled debt service obligations.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         B.F. SAUL REAL ESTATE INVESTMENT TRUST

                                         By:       /s/ Stephen R. Halpin, Jr.
                                                   --------------------------
                                                   Stephen R. Halpin, Jr.
                                                   Vice President and
                                                   Chief Financial Officer

Dated:  July 31, 2002